UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2026

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EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas  77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EOG RESOURCES, INC.

Item 2.02    Results of Operations and Financial Condition.

I.    Recent Developments

On April 9, 2026, EOG Resources, Inc. (EOG) updated its guidance regarding current tax expense for the first quarter 2026. In its guidance for the first quarter and full year 2026 issued with fourth quarter 2025 results on February 24, 2026, EOG forecasted current tax expense for the first quarter 2026 of $230 million - $330 million.

Due to the higher crude oil prices realized in the first quarter 2026 and anticipated for the full year as a result of the conflict in the Middle East (versus EOG's expectations at the time of issuance of its first quarter and full year 2026 guidance on February 24, 2026), EOG now expects its first quarter 2026 current tax expense to be $500 million - $600 million.

EOG is not updating or confirming any other ranges for the first quarter 2026 or full year 2026 included in the guidance issued on February 24, 2026.

II.    Price Risk Management and Other

With the objective of enhancing the certainty of future revenues and cash flows, from time to time EOG enters into financial price swap, option, swaption, collar and basis swap contracts (collectively, Financial Commodity Derivative Contracts). EOG accounts for its Financial Commodity Derivative Contracts using the mark-to-market accounting method. In addition, EOG accounts for its 10-year natural gas sales agreement that is linked to Brent crude oil prices (Brent Linked Gas Sales Contract) using the mark-to-market accounting method.

During the first quarter of 2026, EOG paid net cash of $53 million for settlements of Financial Commodity Derivative Contracts. There was no cash received related to the Brent Linked Gas Sales Contract as deliveries are expected to commence in January 2027.

For the quarter ended March 31, 2026, U.S. New York Mercantile Exchange (NYMEX) West Texas Intermediate crude oil averaged $72.17 per barrel, and NYMEX natural gas at Henry Hub averaged $4.96 per million British thermal units. EOG's actual realizations for crude oil and natural gas for the quarter ended March 31, 2026, differ from these NYMEX prices due to delivery location (basis), quality and appropriate revenue adjustments. EOG's actual realizations for natural gas liquids (NGLs) are influenced by the components extracted, including ethane, propane, butane and natural gasoline, among others, and the respective market pricing for each component.

III.    Forward-Looking Statements

This Current Report on Form 8-K may include certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding EOG's future financial position, operations, performance, business strategy, goals, returns and rates of return, budgets, reserves, levels of production, capital expenditures, operating costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations. Although EOG believes the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that such assumptions are accurate or will prove to have been correct or that any of such expectations will be achieved (in full or at all) or will be achieved on the expected or anticipated timelines. Moreover, EOG's forward-looking statements are subject to business, economic, and competitive uncertainties and contingencies and may be affected by known and unknown risks, events or circumstances, many of which may be outside our control. For additional information and important factors that could cause EOG's actual results to differ materially from the expectations reflected in our forward-looking statements, see "Information Regarding Forward-Looking Statements" on pages 53 and 54 of EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (2025 Form 10-K) filed with the United States Securities and Exchange Commission (SEC). Also, see "Risk Factors" on pages 15 through 28 of the 2025 Form 10-K for a discussion of certain risk factors that affect or may affect our business, operations and performance, and any updates to those factors set forth in our subsequent filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: April 9, 2026	By:	/s/ ANN D. JANSSEN Ann D. Janssen Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)
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